Exhibit 99.2

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY SELLS ITS INTEREST IN THE YES
NETWORK TO INVESTOR GROUP INCLUDING YANKEE GLOBAL
ENTERPRISES AND SINCLAIR BROADCAST GROUP

BURBANK, Calif., August 29, 2019 – The Walt Disney Company (NYSE: DIS) (“Disney”) today announced that it has sold its equity interest in the YES Network (“YES”) to a newly formed investor group that includes Yankee Global Enterprises (the “Yankees”) and Sinclair Broadcast Group (Nasdaq: SBGI) (“Sinclair”), among others. The group acquired the 80 percent of the YES Network not already held by the Yankees at a total enterprise value of $3.47 billion.

The transaction received the approval of the U.S. Department of Justice. Last year, Disney and Twenty-First Century Fox, Inc. (“21st Century Fox”) entered into a consent decree with the Department of Justice that allowed Disney’s acquisition of 21st Century Fox to proceed while requiring the subsequent sale of 21st Century Fox’s interests in 22 regional sports networks (“RSNs”), including the YES Network.  On August 23, Sinclair completed its acquisition of 21 of the RSNs from Disney, excluding the YES Network.

About The Walt Disney Company
The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Studio Entertainment; Parks, Experiences and Products; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $59.4 billion in its Fiscal Year 2018.

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Media Contacts:
Zenia Mucha
zenia.mucha@disney.com
(818) 560-5300

David Jefferson
david.j.jefferson@disney.com
(818) 560-4832

Investor Contact:
Lowell Singer
lowell.singer@disney.com
(818) 560-6601